EXECUTION COPY

                           MATERIAL TRANSFER AGREEMENT

THIS MATERIAL TRANSFER AGREEMENT, is made as of this 27th day of July, 1999 (the "Effective Date") by and between Reprogenesis, Inc., 21 Erie Street, Cambridge, MA 02139 ("Reprogenesis") and Biosyntech Ltd., 475 boul Armand Frappier, Montreal (Laval) QC CANADA H7V4A7 ("Biosyntech").

1. Background. Reprogenesis has developed and produced certain Material (defined below). Biosyntech has developed and produced certain Encapsulating Material (defined below). Reprogenesis and Biosyntech are intent on developing a product based on Reprogenesis' cells (the "Material") and Biosyntech's gel (the "Encapsulating Material") for the Application (the "Product"). Reprogenesis will provide Biosyntech with a sample of its Material for the optimization of a formulation to ensure a cell viability and tissue regeneration (Research as defined below). Upon completion of the Research, Biosyntech will provide the results of the test to Reprogenesis on a confidential basis.

2.       Definitions.

         2.1. "Application" means use of the Product for bulking and plastic and reconstructive surgery applications.

         2.2 "Confidential Information" includes, without limitation, any scientific, technical, trade or business information given to one party by the other which is treated by the party providing such information as confidential or proprietary, whether or not such information is labeled or identified as "Confidential."

         2.3      "Confidential  Information" does not include information which
                  (a) was known to the receiving party at the time it was disclosed, other than by previous disclosure by the disclosing party, as evidenced by written records at the time of disclosure; (b) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement, (c) is lawfully and in good faith made available to the receiving party by a third party who did not derive it from the disclosing party and who imposes no obligation of confidence on the receiving party.

         2.4 "Developments" include, without limitation, ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectible under state, federal, or foreign patent, trademark, copyright or similar laws) that incorporate the Material, that could not have been developed without the use of the Material, or that require the use of the Material, that are conceived, discovered, invented, developed, created, made or reduced to practice by Biosyntech,


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                  alone or jointly with others, during the terms of the Research or thereafter and which relate to the Application, other than the Product.

         2.5      "Encapsulating  Material" means Biosyntech's polymer based gel
                  and   any   progeny   and   unmodified   derivatives   of  the
                  Encapsulating Material.

         2.6 "Material" means the material to be transferred from Reprogenesis to Biosyntech, as described in Section 11 below together with any refills of the Material and any progeny and unmodified derivatives of the Material (including, without limitation, expression products, subclones, sub-units or fractionations).

         2.7      "Other  Available   Material"  means  cultures  of  human  and
                  non-human chondrocytes cells, of auricular or other origin, available from third parties.

         2.8      "Research"  means  Biosyntech's   research,  as  described  in
                  Section 11 below attached to this Agreement.

         2.9 "Product" is defined as a cell/gel composition comprising the Material and the Encapsulating Material.

         2.10 "Biosyntech Product Intellectual Property" includes, without limitation, ideas concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectible under state, federal, or foreign patent, trademark, copyright or similar laws) that incorporate the Material, that could not have been developed without the use of the Material, or that require the use of the Material, that are conceived, invented, developed, created, made or reduced to practice by Biosyntech, during the term of the Research or thereafter and which relate to a Product.

         2.11 "Joint Product Intellectual Property" includes, without limitation, ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectible under state, federal, or foreign patent, trademark, copyright or similar laws) that incorporate the Material, that could not have been developed without the use of the Material, or that require the use of the Material, that are conceived, discovered, invented, developed, created, made or reduced to practice by Biosyntech, jointly with employees of, or consultants to Reprogenesis, during the term of the Research or thereafter and which relate to a Product.

         2.12. "Background Rights" includes intellectual property and other rights each party has prior to the effective date of this Agreement.


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3.       Delivery of Material.

         3.1. Initial Sample. Reprogenesis will use commercially reasonable efforts to provide Biosyntech with the Material described in
                  Section 11 below.

4. Use of Material. Biosyntech will use the Material only in connection with the research outlined in Section 11.

5.       Acknowledgment; No Warranty; Indemnification.

         5.1. Acknowledgment. Biosyntech acknowledges that the Material is experimental and will comply with all laws and regulations applicable to its handling and use.

         5.2. No Warranty. THE MATERIAL IS PROVIDED TO BIOSYNTECH WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND REPROGENESIS MAKES NO REPRESENTATION THAT BIOSYNTECH'S USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

         5.3 Indemnification. To the extent allowable under applicable laws, Biosyntech agrees to indemnify and hold Reprogenesis harmless from any claims and liabilities which might arise from Biosyntech's use of the Material, except for those arising from the gross negligence or willful misconduct of Reprogenesis.

6.       Ownership and Grant of Rights to Reprogenesis.

         6.1. Material. Reprogenesis has developed techniques and processes to efficiently produce the Material over a substantial period of time at substantial expense, and these techniques and processes are of great importance to Reprogenesis' business. Biosyntech acknowledges that Reprogenesis is and will at all times remain the owner of the Material, and all Background Rights relating thereto. Reprogenesis nonetheless acknowledges the existence of Other Available Material obtained using techniques and processes that may vary from its own.

         6.2 Exceptions. The rights, obligations and immunities provided by sections 6.3 to 6.4 do not apply to ideas, concepts, discoveries, inventions, developments, knowhow, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectible under state, federal, or foreign patent, trademark, copyright or similar laws) that (a) incorporate or are developed solely using Other Available
                  Material, (b) were developed independently without having resort to the Material, the Confidential Information of Reprogenesis or the results of the Research, and (c) if less than two (2) years expired


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                  from the termination or expiration of this  Agreement,  relate to applications other than the Application.

         6.3 License for Commercialization of Product and Developments. Biosyntech hereby grants Reprogenesis a first and exclusive option to negotiate a commercialization license under the Biosyntech Product Intellectual Property, Biosyntech's rights in Joint Product Intellectual Property and Intellectual Property directed to Developments to make, have made, use, sell, distribute or otherwise commercialize the Product and any Developments, but only in respect of the Application. Reprogenesis may exercise this option in writing at any time within one hundred and twenty (120) days after receipt of notice from Biosyntech disclosing the Product or any Development. Upon exercise of this option by Reprogenesis, the parties agree to negotiate in good faith to reach agreement on terms reasonably acceptable to both parties for an exclusive, worldwide license to all commercialization rights in the Product and/or any Development for the Application. Such terms shall include the provision for payment by Reprogenesis of a reasonable royalty as objectively determined by reference to agreements of similar or analogous import and further taking into account the respective parties' contribution to the Product and any Developments and the value of the Encapsulating Material. If the parties do not reach agreement on such license terms within one hundred and twenty (120) days of receipt of the Reprogenesis notice of intent to exercise the option (which period may be extended by agreement in writing), or if Reprogenesis does not exercise its option in the original one hundred and twenty (120) day period, Biosyntech shall be free to offer licenses to third parties.

         6.4 Patent Applications. Biosyntech shall promptly disclose to Reprogenesis in writing any Biosyntech Product Intellectual Property, Joint Product Intellectual Property or Developments. Any patent applications considered necessary in the reasonable legal and business judgment of Biosyntech and Reprogenesis to protect the parties proprietary position in the jointly-owned Development will be prepared and filed by Biosyntech, jointly in its and Reprogenesis' names, with the expenses being borne by Biosyntech. If Biosyntech elects not to file or maintain an application or patent in any country, which application or patent arises from the jointly-owned Developments, Biosyntech shall promptly notify Reprogenesis, and Reprogenesis shall have the right to file or maintain these applications or patents, in its and Biosyntech's name, but at Reprogenesis' expense.

7.       Confidentiality.

         7.1. Nondisclosure of Confidential Information. Except as provided in Section 8 below, neither party will directly or indirectly publish, disseminate or otherwise disclose, deliver or make available to any third party any of the other party's Confidential Information, other than in furtherance of this Agreement. Either party may disclose


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                  Confidential  Information  to a  governmental  authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the disclosing party.

         7.2. Protection. Biosyntech will exercise all commercially reasonable precautions to protect the integrity and confidentiality of the Material. Biosyntech will not remove the Material from its premises except to the extent necessary to fulfill its obligations under this Agreement, and then only with the prior written consent of Reprogenesis.

8.       Publication.

         8.1. Right to Publish; Review by Reprogenesis. Notwithstanding Biosyntech's confidentiality obligations under Section 7 above, Biosyntech will have the right to publish and disclose the results of the Research. In order to balance this right with Reprogenesis' proprietary interests, Biosyntech will submit for Reprogenesis' review manuscripts, abstracts or presentations intended for publication or other public disclosure at least sixty (60) days prior to the date of submission for publication or of public disclosure. Reprogenesis will use reasonable efforts to complete its review promptly and will complete its review within sixty (60) days of receipt of the submitted documents. Reprogenesis may request that Biosyntech delete from its documents any reference to Reprogenesis' Confidential Information. At the end of this sixty (60) day period, Biosyntech will have the right to publish the documents, as amended by Reprogenesis solely to delete any reference to Reprogenesis' Confidential Information and subject to Reprogenesis' rights under Section
                  8.2 below.

         8.2.     Opportunity to File Patent Applications.  If, during its sixty
                  (60) day review period, Reprogenesis notifies Biosyntech that it desires patent applications to be filed on any Developments relating to the Applications disclosed or contained in the documents, Biosyntech will defer publication or other disclosure for a period, not to exceed ninety (90) days from the date of submission to Reprogenesis, sufficient to permit the filing of any desired patent applications.

9.       Termination.

         9.1. Termination for Cause. Either party may terminate this Agreement for cause at any time upon thirty (30) days prior written notice to the other parties. "Cause" means a material breach by the other party of this Agreement where such breach, if curable, is not remedied to the non-breaching party's reasonable satisfaction within such thirty (30) day period.



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         9.2.     Termination  by Either Party Without  Cause.  Either party may terminate this Agreement at any time without cause upon not less than sixty (60) days prior written notice to the other parties.

         9.3. Effect of Termination or Expiration. Upon termination or expiration of this Agreement for any reason Biosyntech shall return immediately to Reprogenesis its Confidential Information and copies thereof, and any and all unused samples of the Material, and all of Biosyntech's rights to use the Material shall cease. Biosyntech shall also destroy all samples of the Product in its possession. Following termination or expiration, neither party shall have any further obligations under this Agreement, except that Section 5 through 10 shall survive.

10.      Miscellaneous.

         10.1. Notice. All communications and notices from one party to the others will be in writing and will be given by addressing the same to the other at the address or facsimile number set forth in this Agreement, or at such other address or facsimile number as either may specify in writing to the other. Communications and notices to Reprogenesis will be marked "Attention: External Research Department." All notices will become effective when deposited in the United States or Canadian Mail with proper postage for first class registered or certified mail prepaid, return receipt requested, or when delivered personally, or, if promptly confirmed by mail as provided above, when dispatched by facsimile.

         10.2. Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned or transferred by any party without the prior written consent of the other parties, except that Reprogenesis may assign this Agreement to an affiliated company or in connection with the merger, consolidation or sale of all or substantially all of its assets.

         10.3. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to its subject matter and supersedes all previous written or oral representations, agreements and understandings between Reprogenesis and Biosyntech.

         10.4. No Modifications. This Agreement may be changed only by a writing signed by the parties.

         10.5. Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it


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                  shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

         10.6. Applicable Law. This Agreement will in all events and for all purposes be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

11. Definition of Material to be Supplied to Biosyntech and Biosyntech Research. The material to be supplied to the Biosyntech consists of Reprogenesis', cultures of human and non-human auricular derived chondrocyte cells. Biosyntech is to conduct preliminary research to determine whether the Material and the Encapsulating Material may appropriately be combined for use in the Application and for the optimization of a formulation to ensure a cell viability and tissue regeneration. Cultures of human and non-human derived chondrocytes shall only be used in in vitro experiments by the Biosyntech. Biosyntech shall not use any of Reprogenesis' materials in in vivo experiments.

12.      Signature Page.

         Biosyntech:

         Francois Binette, PhD
         Vice President, R&D
         Biosyntech, LTD
         475, boul Armanda Frappier
         Montreal (Laval) QC
         CANADA H7V4A7

         /s/ Francois Binette, PhD                            7/27/99
         --------------------------------                 ----------------------
         Signature                                            Date

         Reprogenesis:

         Dan Ousted, Eng. CD
         President and CEO
         Reprogenesis, Inc.
         21 Erie Street
         Cambridge, MA 02139

         /s/ Dan Ousted, Eng. CD                              7/22/99
         ------------------------------------             ----------------------
         Signature


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